Exhibit 15.3

March 22, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	BYND Cannasoft Enterprises Inc. (the “Company”)
Registration Statement on Form 20-F
CIK No. 0001888151

Dear Sir or Madam:

We have reviewed the disclosures under the Item 16F “Change in Registrant’s Certifying Accountant” and agree with the statements made therein by the Company.

Yours truly,

BF Borgers CPA PC

Certified Public Accountants

www.bfbcpa.us

5400 W Cedar Ave, Lakewood, CO 80226 PH: 303-953-1454 FAX: 720-251-8836